        As filed with the Securities and Exchange Commission on November 1, 1999
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SHOPNOW.COM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         WASHINGTON                    7374                  91-1628103
 (STATE OR OTHER JURISDICTION (PRIMARY STANDARD            (I.R.S. EMPLOYER
   OF INCORPORATION OR        INDUSTRIAL CLASSIFICATION  IDENTIFICATION NUMBER)
   ORGANIZATION)                     CODE NUMBER)

                             411 FIRST AVENUE SOUTH
                                 SUITE 200 NORTH
                                SEATTLE, WA 98104
                                 (206) 223-1996
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
AMENDED AND RESTATED 1996 COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN,
           AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN, AND
              OPTIONS TO PURCHASE AN AGGREGATE OF 1,755,138 SHARES
                       OF COMMON STOCK GRANTED PURSUANT TO
                          INDIVIDUAL LETTER AGREEMENTS
                            (FULL TITLE OF THE PLANS)

                                DWAYNE M. WALKER
                             CHIEF EXECUTIVE OFFICER
                                SHOPNOW.COM INC.
                             411 FIRST AVENUE SOUTH
                                 SUITE 200 NORTH
                               SEATTLE, WA 98104
                                 (206) 223-1996
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                               JOHN A. FORE, ESQ.
                           PATRICK J. SCHULTHEIS, ESQ.
                              PAUL W. HARTZEL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                             KIRKLAND, WA 98033-7356
                                 (425) 576-5800

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                    AMOUNT                OFFERING                MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES TO             TO BE                   PRICE                AGGREGATE            AMOUNT OF
              BE REGISTERED                     REGISTERED (1)            PER SHARE           OFFERING PRICE       REGISTRATION FEE
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable         6,946,715 shares         $   5.63            $ 39,110,005.45        $   10,872.59
 upon exercise of outstanding options
 granted under the Amended and Restated
 1996 Combined Incentive and Nonqualified
 Stock Option Plan (2)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable           648,472 shares         $  13.25            $  8,592,254.00        $    2,388.65
 upon exercise of options available for
 future grant under the Amended and
 Restated 1996 Combined Incentive and
 Nonqualified Stock Option Plan (3)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable         2,000,000 shares         $  11.27            $ 22,540,000.00        $    6,266.12
 upon exercise of options available for
 grant under the Amended and Restated
 1999 Employee Stock Purchase Plan (4)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable           308,490 shares         $   0.50            $    154,245.00        $       42.88
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.3(5)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable           350,000 shares         $   2.43            $    850,500.00        $      236.44
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.4(6)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable            51,366 shares         $   2.00            $    102,732.00        $       28.56
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.5(7)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable            40,000 shares         $   0.50            $     20,000.00        $        5.56
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.6(8)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable           295,282 shares         $   0.77            $    227,367.14        $       63.21
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.7(9)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------
Common Stock, $0.001 par value, issuable           710,000 shares         $   1.89            $  1,341,900.00        $      373.05
 upon exercise of outstanding options
 granted under individual option grants
 in the form of Exhibit 99.8(10)
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------

TOTAL REGISTRATION FEES                                                                                              $   20,277.06
------------------------------------------- ----------------------- ---------------------- ---------------------- -----------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) The computation is based upon the weighted average exercise price per share of $5.63 as to outstanding but unexercised options to purchase an aggregate of 6,946,715 shares of Common Stock granted under the Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 648,472 shares of Common Stock authorized for issuance upon exercise of options available for future grant under the Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 28, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq
     National Market on October 28, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(5) The computation is based upon the weighted average exercise price per share of $0.50 as to outstanding but unexercised options to purchase an aggregate of 308,490 shares of Common Stock granted under individual option grants in the form of Exhibit 99.3.

(6) The computation is based upon the weighted average exercise price per share of $2.43 as to outstanding but unexercised options to purchase an aggregate of 350,000 shares of Common Stock granted under individual option grants in the form of Exhibit 99.4

(7) The computation is based upon the weighted average exercise price per share of $2.00 as to outstanding but unexercised options to purchase an aggregate of 51,366 shares of Common Stock granted under individual option grants in the form of Exhibit 99.5.

(8) The computation is based upon the weighted average exercise price per share of $0.50 as to outstanding but unexercised options to purchase an aggregate of 40,000 shares of Common Stock granted under individual option grants in the form of Exhibit 99.6.

(9) The computation is based upon the weighted average exercise price per share of $0.77 as to outstanding but unexercised options to purchase an aggregate of 295,282 shares of Common Stock granted under individual option grants in the form of Exhibit 99.7.

(10) The computation is based upon the weighted average exercise price per share of $1.89 as to outstanding but unexercised options to purchase an aggregate of 710,000 shares of Common Stock granted under individual option grants in the form of Exhibit 99.8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's prospectus (the "Prospectus") filed with the Commission on September 29, 1999, pursuant to Rule 424(b) under the Securities Act of 1933.

         (b) The Registrant's prospectus supplement filed with the Commission on October 15, 1999, pursuant to Rule 424(b) and Rule 424(c) under the Securities Act of 1933.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Prospectus.

         (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (file number No. 000-26707) filed with the Commission on July 14, 1999, under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 5 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 10 of the registrant's Amended and Restated Articles of Incorporation, contains provisions implementing, to the fullest extent permitted by

Washington law, such limitations on a director's liability to the registrant and its shareholders.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington on October 29, 1999.

                                SHOPNOW.COM INC.

                                By:  /s/ DWAYNE M. WALKER
                                     ----------------------------------
                                     Dwayne M. Walker
                                     Chairman, President and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dwayne M. Walker and Alan D. Koslow, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact, or his substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the foregoing, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1999.

               SIGNATURE                                  TITLE
               ---------                                  -----

        /s/ DWAYNE M. WALKER                Chairman, Director, President and
   -------------------------------           Chief Executive Officer
       Dwayne M. Walker                      (Principal Executive Officer)

         /s/ ALAN D. KOSLOW
   -------------------------------          Executive Vice President, Chief
        Alan D. Koslow                       Financial Officer, General Counsel
                                             and Secretary (Principal Financial
                                             and Accounting Officer)

          /s/ JACOB I. FRIESEL              Director
    ------------------------------
      Jacob I. Friesel

         /s/ DAVID M. LONSDALE              Director
    ------------------------------
       David M. Lonsdale

        /s/ BRET R. MAXWELL                 Director
    ------------------------------
        Bret R. Maxwell

        /s/ MARK C. MCCLURE                 Director
    ------------------------------
        Mark C. McClure

        /s/ JOHN R. SNEDEGAR                Director
    ------------------------------
       John R. Snedegar


                                      II-

        /S/ MARK H. TERBEEK                 Director
    ------------------------------
        Mark H. Terbeek

       /S/ EYTAN J. LOMBROSO                Director
    ------------------------------
       Eytan J. Lombroso


                                      II-

                                 SHOPNOW.COM INC
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



     EXHIBIT NUMBER                     EXHIBIT DOCUMENT


            5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Counsel to the Registrant)

            5.2          Opinion of Alan D. Koslow, General Counsel of the
                         Registrant

           23.1          Consent of Ernst & Young LLP (Independent Accountants)

           23.2          Consent of Arthur Andersen LLP (Independent
                         Accountants)

           23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

           23.4 Consent of Alan D. Koslow, General Counsel of the Registrant (contained in Exhibit 5.2 hereto)

           24.1          Power of Attorney (see page II-3)

           99.1 Amended and Restated 1999 Employee Stock Purchase Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-80981) effective September 29, 1999 (the "S-1 Registration Statement"))

           99.2 Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan and forms of agreements thereunder (incorporated by reference to
                         Exhibit 10.2 to the S-1 Registration Statement)

           99.3          Form of Stock Option Agreement

           99.4          Form of Stock Option Agreement

           99.5          Form of Stock Option Agreement

           99.6          Form of Stock Option Agreement

           99.7          Form of Stock Option Agreement

           99.8          Form of Stock Option Agreement